Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock
of
HOME PRODUCTS INTERNATIONAL, INC.
at
$2.25 Net Per Share
by
STORAGE ACQUISITION COMPANY, L.L.C.
a Delaware limited liability company, the members of which are:

EGI-Fund (02-04) Investors, L.L.C.,

Joseph Gantz,
Walnut Investment Partners, L.P. and
Triyar Storage Investment Company, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK

CITY TIME, ON MONDAY DECEMBER 13, 2004, UNLESS THE OFFER IS EXTENDED
(THE “EXPIRATION DATE”).

November 12, 2004

To Our Clients:

      Enclosed for your consideration is an Offer to Purchase dated November 12, 2004 (the “Offer to Purchase”) and the Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Storage Acquisition Company, L.L.C., a Delaware limited liability company (“Purchaser”), to purchase all the issued and outstanding shares of common stock, par value $.01 per share (the “Shares,” which term includes the associated share purchase rights issued under the Rights Agreement dated as of May 21, 1997, as amended, between Home Products International, Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services L.L.C. as Rights Agent), of Home Products International, Inc., a Delaware corporation (the “Company”), for $2.25 per Share, net to the seller in cash without interest thereon (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

      WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEE) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

      Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

      Your attention is directed to the following:

1.	The Offer Price is $2.25 per Share, net to you in cash without interest thereon.

2.	The Offer is being made for all of the outstanding Shares.

3.	The Company’s Board of Directors, upon the unanimous recommendation of a special committee of the Board comprised of all of the non-employee members of the Board, has approved the Offer, has determined that the terms and conditions of the Offer are fair to, and in the best interests of, the Company’s stockholders, and has recommended that the Company’s stockholders accept the Offer and tender their shares pursuant to the Offer.

4.	We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

5.	THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 13, 2004, UNLESS THE OFFER IS EXTENDED.

6.	The Offer is subject to, among other conditions, a minimum tender condition. Such minimum tender condition requires there being validly tendered and not withdrawn prior to the Expiration Date such number of Shares that would constitute at least 80% of the Shares that are outstanding immediately prior to the first receipt of payment of Shares tendered pursuant to the Offer and not held by Purchaser or other parties who are members of the Filing Group (as defined in the Introduction Section of the Offer to Purchase) (determined on a primary basis, without giving effect to the exercise or conversion of any then-outstanding options, warrants, or other rights to acquire, or securities convertible into or exercisable for, Shares).

7.	Tendering stockholders who are the record owners of their Shares will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.

8.	In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates evidencing such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, (ii) the Letter of Transmittal (or a photocopy thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3 of the Offer to Purchase, “Procedures for Tendering Shares”) in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

      The Offer is being made to all holders of Shares (other than Purchaser). Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

      IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL OF YOUR SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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Instructions with respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock
of
HOME PRODUCTS INTERNATIONAL, INC.
at
$2.25 Net Per Share
by
STORAGE ACQUISITION COMPANY, L.L.C.
a Delaware limited liability company, the members of which are:

EGI-Fund (02-04) Investors, L.L.C.,

Joseph Gantz,
Walnut Investment Partners, L.P. and
Triyar Storage Investment Company, LLC

       The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 12, 2004 and the Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the Offer by Storage Acquisition Company, L.L.C., a Delaware limited liability company, to purchase all the issued and outstanding shares of common stock, par value $.01 per share (the “Shares,” which term includes the associated share purchase rights issued under the Rights Agreement dated as of May 21, 1997, as amended, between Home Products International, Inc. and Mellon Investor Services LLC, f/k/a ChaseMellon Shareholder Services L.L.C. as Rights Agent), of Home Products International, Inc., a Delaware corporation.

      This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares of Common Stock To Be Tendered: Shares*

Account #:

Dated: __________________________________________, 2004

SIGN HERE

Signature(s)

Please type or print names(s)

Please type or print address

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

*	Unless otherwise indicated, we are authorized to tender all Shares held by us for your account.

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